EXHIBIT 99.1

Peraso Announces First Quarter 2024 Results

Total Revenue Increased 54% Sequentially;

GAAP Gross Margin Expanded to 46.4%, Non-GAAP to 66.4%

SAN JOSE, Calif., May 13, 2024 – Peraso Inc. (NASDAQ:PRSO) (“Peraso” or the “Company”), a global leader in mmWave technology for 60 GHz unlicensed and 5G licensed networks, today announced financial results for the first quarter ended March 31, 2024.

Management Commentary

“First quarter revenue increased sequentially and was above the midpoint of guidance, driven by increased product shipments,” stated Ron Glibbery, CEO of Peraso. “Gross margin expanded sequentially and year-over-year, while our previously implemented cost reductions contributed to lower operating expenses for the quarter. Taken together, we had a solid start to the year with significant improvement in our bottom-line results.

“We were pleased by the initial ramp of new mmWave customers and the resulting sequential increase in mmWave product revenue during the first quarter. Additionally, engagement activity with new and prospective customers has remained strong, as we continue to grow the opportunity pipeline for our mmWave products across diverse fixed wireless access applications. As evidence of our progress toward broadening Peraso’s customer base and market applications, we recently shipped mmWave solutions to enable trials of a 60 GHz radio for high-speed, train-to-station communications for a Chinese rail system and delivered multiple proof-of-concepts of our DUNE platform to WISPs for dense urban environment applications in Africa. More recently, we were pleased to announce that Panasonic has adopted our mmWave chipset in a newly introduced 60GHz WLAN solution.

“As of the end of the first quarter, our memory product backlog was $12.6 million, which included an additional $2.9 million EOL purchase order received in late March. We expect the fulfillment of this backlog to generate revenue and cash flow through the first quarter of 2025, while also supporting our ability to continue executing the growth initiatives underway to expand our mmWave customer base.”

First Quarter 2024 Financial Results

Total net revenue for the first quarter of 2024 was $2.8 million, compared with $1.8 million in the prior quarter and $5.0 million in the same quarter a year ago. Product revenue for the first quarter of 2024 was $2.7 million, compared with $1.5 million in the prior quarter and $4.9 million in the same quarter a year ago. The sequential increase in revenue was primarily attributable to increased shipments of both mmWave and memory IC products.

GAAP gross margin for the first quarter of 2024 was 46.4%, compared with negative 147.3% in the prior quarter, which reflected the impact of a $3.0 million inventory write-down, and gross margin of 38.3% in the same quarter a year ago. On a non-GAAP basis, gross margin for the first quarter of 2024 was 66.4%, compared with negative 116.6% in the prior quarter and 45.4% in the same quarter a year ago. The improvement in gross margin for the first quarter of 2024 was attributable to increased revenue contribution from memory IC products.

Total operating expenses on a GAAP basis for the first quarter of 2024 were $4.9 million compared with $5.5 million in the prior quarter, which included $0.2 million of asset write-downs, and $5.7 million in the same quarter a year ago, which included a $0.4 million gain on a license and asset sale. Operating expenses on a non-GAAP basis for the first quarter of 2024, which exclude stock-based compensation expenses and amortization of intangible assets, were $3.5 million, compared with $4.0 million in the prior quarter and $4.3 million in the same quarter a year ago. The reduction in first quarter operating expenses was attributable to a combination of previously implemented cost reductions and cost containment actions taken by the Company.

GAAP net loss for the first quarter of 2024 was $2.0 million, or ($1.07) per share, compared with a net loss of $8.9 million, or ($12.48) per share, in the prior quarter, and a net loss of $3.1 million, or ($5.54) per share, in the first quarter 0f 2023. Non-GAAP net loss for the first quarter of 2024 was $1.6 million, or ($0.83) per share, compared with a net loss of $6.1 million, or ($8.52) per share, in the prior quarter and a net loss of $2.0 million, or ($3.49) per share, in the first quarter of 2023.

Adjusted EBITDA for the first quarter of 2024 was negative $1.4 million, compared with negative $5.9 million in the prior quarter and negative $1.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company expects total net revenue for the second quarter of 2024 to be in the range of $3.7 million to $4.0 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, May 13, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Monday, May 13, 2024

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-877-545-0523

International Call Number: +1-973-528-0016

Passcode: 786396

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through May 20, 2024, and can be accessed by calling 1-877-481-4010, and using passcode 50502. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

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Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated May 13, 2024, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2024 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to continue as a going concern;
•	our ability to raise additional capital to fund our operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;

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•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our products;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our and production of our products;
•	impacts of the end-of-life of our memory products;
•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2024	2023

Net Revenue
Product	$2,676	$4,888
Royalty and other	140	145
Total net revenue	2,816	5,033

Cost of Net Revenue	1,510	3,106

Gross Profit	1,306	1,927

Operating Expenses
Research and development	2,835	3,887
Selling, general and administrative	2,102	2,242
Gain on license and asset sale	-	(406)
Total operating expenses	4,937	5,723

Loss from operations	(3,631)	(3,796)

Change in fair value of warrant liabilities	1,591	658
Other income (expense), net	9	(10)
Net loss	$(2,031)	$(3,148)

Net loss per share
Basic and diluted	$(1.07)	$(5.54)

Shares used in computing net loss per share
Basic and diluted	1,907	568

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$2,435	$1,583
Accounts receivable, net	1,482	731
Inventories	2,756	2,606
Prepaid expenses and other	785	620
Total current assets	7,458	5,540

Property and equipment, net	981	1,156
Intangible assets, net	2,464	3,280
Right-of-use lease assets	524	615
Other	121	123
Total assets	$11,548	$10,714

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,221	$2,448
Deferred revenue	1,110	1,105
Short-term lease liabilities	328	370
Accrued expenses and other	748	611
Total current liabilities	4,407	4,534

Lease liabilities	277	349
Warrant liabilities	158	1,748
Total liabilities	4,842	6,631

Stockholders' equity	6,706	4,083

Total liabilities and stockholders’ equity	$11,548	$10,714

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2024	2023

GAAP net loss	$(2,031)	$(3,148)
Stock-based compensation expense
- Research and development	705	765
- Selling, general and administrative	517	542
Total stock-based compensation expense	1,222	1,307

Amortization of intangibles (1)
- Cost of net revenue	563	358
- Selling, general and administrative	252	160
Total amortization of intangible assets	815	518

Change in fair value of warrant liabilities	(1,591)	(658)

Non-GAAP net loss	$(1,585)	$(1,981)

GAAP net loss per share	$(1.07)	$(5.54)
Reconciling items
- Stock-based compensation expense	0.64	2.30
- Amortization of intangible assets (1)	0.43	0.91
- Change in fair value of warrant liabilities	(0.83)	(1.16)

Non-GAAP net loss per share	$(0.83)	$(3.49)

Shares used in computing non-GAAP net loss per share
Basic and diluted	1,907	568

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended
	March 31, 2024

GAAP gross profit	$1,306	46.4%
Reconciling items:
- Amortization of intangibles	563	20.0%

Non-GAAP gross profit	$1,869	66.4%

	Three Months Ended
	March 31, 2023

GAAP gross profit	$1,927	38.3%
Reconciling items:
- Amortization of intangibles	358	7.1%

Non-GAAP gross profit	$2,285	45.4%

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PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended
	March 31,
	2024	2023
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,031)	$(3,148)
Stock-based compensation expense
-Research and development	705	765
-Selling, general and administrative	517	542
Stock-based compensation expense	1,222	1,307

Amortization of intangibles (1)	815	518
Change in fair value of warrant liabilities	(1,591)	(658)

Non-GAAP net loss	(1,585)	(1,981)
EBITDA adjustments:
-Depreciation and amortization	177	176
-Interest expense	4	6

Adjusted EBITDA	$(1,404)	$(1,799)

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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